
SL 901/R

Investor & Analyst Day

September 2025

HARROW®

Your patients. Our purpose.

Opening Remarks

Mike Biega, VP of Investor Relations and Communications

Safe Harbor

This presentation contains "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Harrow, Inc. (the "Company" or "Harrow"). Some of these risks and uncertainties include, but are not limited to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of our previous acquisitions and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration related to compliance and quality plans at our resourcing facility in New Jersey; and physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Such documents may be read free of charge on the SEC's web site at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Harrow expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. The Company's compounded formulations are not FDA approved. All trademarks, service marks and trade names included in this presentation are the property of their respective owners. This presentation refers to non-GAAP financial measures, specifically adjusted EBITDA, Core Results, such as core gross margin, core net income and core diluted net income per share, and equity values of equity positions in non-controlled investments. A reconciliation and/or further description of any non-GAAP measures with the most directly comparable GAAP measures are included in the Company's Letters to Stockholders, available on its website. All content included in this presentation is intended for investors and the investment community and is not intended as marketing material or for use by healthcare professionals and their patients.

Agenda

Topic	Speaker
Welcome & Opening Remarks	Mike Biega, VP of IR and Communications
Harrow's Purpose & Vision	Mark L. Baum, Chairman and Chief Executive Officer
Financial Update	Andrew Boll, President and Chief Financial Officer
Harrow's Pipeline Products	Amir Shojaei, PharmD, PhD, Chief Scientific Officer
MELT-300 Development Overview and Potential	Larry Dillaha, MD, CEO of Melt Pharmaceuticals
An Expert's Perspective on Procedural Sedation	Maggie Jeffries, MD, FASA
Commercial Vision	Patrick Sullivan, Head of Commercial
VEVYE Overview	Maria Lloyd, VP of Dry Eye
An Expert's Perspective of Dry Eye & VEVYE	Paul Karpecki, OD
Access for All Programs	Prashanth Annavajjhala, MD, Chief of Staff to the CEO
TRIESENCE Expansion + BYQLOVI Launch	Chad Brines, VP of Surgical Portfolio
Retina Products Overview	Aly Harrison, VP of Retina Portfolio
An Expert's Perspective on IHEEZO	Raj Patel, MD, MS
An Expert's Perspective on Biosimilars & TRIESENCE	Seenu Hariprasad, MD
ImprimisRx	John Saharek, CEO of ImprimisRx
Closing Remarks	Mark L. Baum, Chairman and Chief Executive Officer
Q&A	ALL

Harrow Leadership Here Today



Mark L. Baum
Chief Executive Officer, Chairman of the Board, & Founder



Andrew R. Boll
President & Chief Financial Officer, Founder



Amir H. Shojaei
Chief Scientific Officer



Prashanth S. Annavajjhala
Chief of Staff to the CEO



John P. Saharek
CEO, Harrow's ImprimisRx Subsidiary



Patrick Sullivan
Head of Commercial



Chad Brines
Vice President, Surgical Portfolio



Aly Harrison
Vice President, Retina Portfolio



Maria Lloyd
Vice President, Dry Eye



Michael D. Biega
Vice President of Investor Relations & Communications

Thought Leaders Here Today



Larry Dillaha, M.D.



Maggie Jeffries, MD, FASA



Paul Karpecki, OD, FAAO



Raj N. Patel, MD



Seenu Hariprasad, MD

Purpose & Vision

Mark L. Baum, Chairman and CEO

Our Vision is to Become the Next Great US Ophthalmic Company

HARROW
Your patients. Our purpose.

4. Pipeline Development

3. Operational Execution

2. Base Business + Acquisitions = Long-Term Growth

1. Founder Leadership

1

- "Harrow was founded in 2012 with $1 million of capital and $1 trillion of determination" … *Mark L. Baum*
- Baum and Boll lead all business development activities, supported by Harrow SMEs
- Disciplined; fast-moving and dynamic; seize ground and adapt

2

- Several best-in-class large market products are going, growing, and cash flowing - *with more to come*
- Most active buyer or licensor of ophthalmic assets in the US market
- Partner of choice for ophthalmic product developers; proven commercial capabilities

3

- Eyecare professionals who know Harrow appreciate our partnership
- Premier commercial talent want to join Harrow; culturally, merit-focused; not a place to "hide out"
- Patient and prescriber-centric principles are reflected in access and affordability programs

4

- Low-risk approach
- Near-term launches and potential large market NDA approvals on deck
- Opportunity to extend reach outside of the US and core ophthalmic business through partnerships

Harrow's Purpose is to Provide Ophthalmic Disease Management Solutions for the North American Market

Safe and Effective | Accessible and Affordable | Enhance Patient Compliance | Improve Clinical Outcomes

From Zero to Market Leader:

Harrow owns the largest *diversified* portfolio of ophthalmic prescription products in North America

- Injectable | Topical | Device
- Buy & Bill | Specialty Rx | Compounded
- Anterior | Posterior | Ocular Surface
- Commercial | Government | Cash

Focused on Eyecare; a Disciplined Acquisition Approach:

Proven track record of converting modest up-front investments into sustainable, long-term value

- VEVYE | Dry Eye Disease | $5M + Royalty
- IHEEZO | Anesthetic Gel | $4M + Royalty
- TRIESENCE | Corticosteroid | $37M
- BYOOVIZ & OPUVIZ | Anti-VEGF | Not Material
- BYQLOVI | Topical Steroid | $0.5M + Royalty

Stable Operating Cost Structure:

Scalable commercial platform with minimal incremental expenses

- Focused commercial teams in **Dry Eye Disease**, **Retina**, **Perioperative Surgical**, **Rare & Specialty Products**, and **Compounded** products
- **Access for All** programs ensure eligible patients receive Harrow products for as low as $0, or a maximum of $59
- Future acquisitions **fit within Harrow's existing commercial infrastructure**

Harrow's Ophthalmic Disease Management Solutions

DRY EYE DISEASE
- Vevye® (cyclosporine ophthalmic solution) 0.1%
- FRESHKOTE® Preservative Free Lubricant Eye Drops
- Flarex® (fluorometholone acetate ophthalmic suspension) 0.1%

RETINA
- IHEEZO (chloroprocaine HCl ophthalmic gel) 3%
- Triesence (triamcinolone acetonide injectable suspension) 40 mg/mL
- Byooviz™ (ranibizumab-nuna) 0.05mL injection
- OPUVIZ™ (aflibercept-yszy) 0.05mL injection

SURGICAL
PRIMARY
- Triesence (triamcinolone acetonide injectable suspension) 40 mg/mL
- BYQLOVI™ (clobetasol propionate ophthalmic suspension) 0.05%

SECONDARY
- ILEVRO. (nepafenac ophthalmic suspension) 0.3%
- Nevanac (nepafenac ophthalmic suspension) 0.1%
- Vigamox (moxifloxacin HCl ophthalmic solution) 0.5% as base

2028 melt PHARMACEUTICALS

RARE & SPECIALTY PRODUCTS
RARE
- Natacyn® (natamycin ophthalmic suspension) 5% Anti-Fungal Ophthalmic Suspension Rx Only
- Verkazia® cyclosporine ophthalmic emulsion 0.1%

SPECIALTY
- ILEVRO. (nepafenac ophthalmic suspension) 0.3%
- ZERVIATE® cetirizine ophthalmic solution 0.24% FORMULATED WITH HYDRELLA
- Nevanac (nepafenac ophthalmic suspension) 0.1%
- Vigamox (moxifloxacin HCl ophthalmic solution) 0.5% as base
- $ Maxitrol® (neomycin and polymyxin B sulfates and dexamethasone ophthalmic suspension)
- $ TobraDex® ST (tobramycin/dexamethasone ophthalmic suspension) 0.3%/0.05% FORMULATED WITH XanGen
- $ Maxidex® (dexamethasone ophthalmic suspension) 0.1%
- Flarex® (fluorometholone acetate ophthalmic suspension) 0.1%
- IOPIDINE® (apraclonidine hydrochloride ophthalmic solution)
- AUTHORIZED GENERICS

COMPOUNDED
- imprimis Rx® A HARROW COMPANY

Today's Acquisition News

melt PHARMACEUTICALS®

- **History –** founded as a Harrow subsidiary to seek FDA-approval of MELT-300, inspired by ImprimisRx's MKO Melt compounded formulation; deconsolidated from Harrow's balance sheet; externally funded and managed; Phase 3 data supports a 2026 NDA filing
- **Project Beagle –** long-term strategy to offer FDA-approved alternatives to compounded formulations; once MELT-300 is FDA-approved and reimbursable, MKO Melt will be discontinued, with customer conversion to the MELT-300
- **US Ophthalmic Commercial Potential –** 700+ US ophthalmic accounts and approximately 150,000 annual MKO Melt units should convert to an FDA-approved MELT-300; expectation of increased adoption; enabling technology for bilateral same day and in-office procedures
- **Bigger Picture –** low cost and scalable, with strong IP; if FDA-approved, a low risk 2028 ophthalmic commercial launch in US; very attractive potential outside of the ophthalmic market, including non-US markets

Commitment to Supporting Mission Trips

See Intl
(Honduras) April 2024



Eye Doctors of Lancaster
(Africa) October 2024



Nevis Eye Care
(West Indies) November 2024



Health in Sight Missions
(Honduras) February 2025



During 2024, Harrow's donations helped approximately 17,000 patients in over 38 countries

To date, in 2025, Harrow has committed donations to help nearly 5,000 patients in over 18 countries

> "We are proud to have never turned down an opportunity to provide Harrow products to ophthalmologists and optometrists helping to give the gift of sight to our fellow brothers and sisters in the U.S. and across the globe"

Mark L. Baum
Chief Executive Officer and Founder

Financials

Andrew Boll, President and CFO

Harrow's Approach to Business Development

Harrow's Business Development Team is Mark and Andrew, supported by SME Leadership

Strategic Fit

- Focus on acquisitions in markets we know deeply and have strong conviction in
- Prioritize products that complement our existing portfolio

Financial Discipline

- Risk-averse, disciplined approach to acquisitions
- Avoid "bidding processes" while maintaining financial flexibility

Product & Market Profile

- Must have a clear path to payment
- Seek commercial stage products or late-stage product candidates
- Target clear differentiation and a pathway to a smooth integration

Execution & Integration

- Select acquisitions that scale efficiently with our infrastructure
- Prioritize low integration risk and quick synergy realization

Long-Term Value Creation

- Evaluate acquisitions on the ability to enhance our long-term growth trajectory
- Interested in durable market participation and not short-term "hits"

Debt Refinancing and Credit Facility

Unsecured Notes Total	$250M
Maturity	5 years
Coupon	8.625%
Total Refinanced + expenses + interest	$240M
New Cash to Bal. Sheet	$10M
Undrawn Revolver	$40M

Credit Rating

MOODY'S	B3 (Stable)
FitchRatings	B (Stable)

Revolver

FIFTH THIRD

- Unused Line Fee: 0.25%
- Int. Rate: SOFR + 1.25% to 1.75%

Debt Refinancing:

- Reduced cash-based interest expenses by ~$3M
- Added $50M of available liquidity

Harrow Consolidated **Revenues** *(in thousands)*



'25 Guidance
> $280,000
40% Projected Growth
53% Growth
47% Growth
22% Growth
48% Growth
$48,871
H2: $29M
H1: $19.9M
$72,476
H2: $38.9M
H1: $33.6M
$88,595
H2: $43.2M
H1: $45.4M
$130,193
H2: $70.6M
H1: $59.6M
$199,614
H2: $116.1M
H1: $83.5M
H1: $111M
20
21
22
23
24
25

Harrow's 2027 Goal of $250M+ Quarterly Revenue

$250M+ Quarterly Revenue

Key Product Family Revenue Drivers	vevye® (cyclosporine ophthalmic solution) 0.1%	Retina Portfolio	Surgical + Rare & Specialty Products	ImprimisRx® A HARROW COMPANY
Q4 2027 Targeted Quarterly Revenue	$75M	$140M	$15M+	$20M
Execution Elements	• VAFA driving **NRx growth** • **Best-in-class** attributes & refill rates • **Gross-to-net improves** upon increased coverage and refills • Expanding sales team & supply chain	• **IHEEZO** – leverage higher re-order rate • **TRIESENCE** – unique label and most versatile injectable steroid • **BYOOVIZ & OPUVIZ** – "Gin + Tonic" (anesthetic + therapeutic) strategy executed by best-in-class commercial team	• BYQLOVI launch • **Harrow Access For All (HAFA)** patient access program • Limited competition 2028 melt PHARMACEUTICALS®	• Leading U.S. ophthalmic compounding business • Stable cash-generating business

Pipeline Products

Amir Shojaei,
Chief Scientific Officer

Introduction



Amir Shojaei
Chief Scientific Officer

Amir H. Shojaei was named Harrow's Chief Scientific Officer in January 2025, bringing with him nearly 30 years of experience in the life sciences sector. A recognized leader in clinical development, regulatory affairs, and the commercialization of biopharmaceutical and biologic products, Dr. Shojaei oversees Harrow's medical and clinical affairs, regulatory affairs, pharmacovigilance and QA/compliance for FDA-approved products. Throughout his career, Dr. Shojaei has been instrumental in the advancement of innovative treatments for anterior and posterior segment eye diseases. Notable, he led the development and FDA approval of Xiidra®, a groundbreaking therapy and the first product to treat both the signs and symptoms of dry eye disease. Prior to joining Harrow, he held senior leadership roles at several prominent biopharmaceutical companies, including AsclepiX Therapeutics, TherOptix, Novartis Pharmaceuticals, and Shire Pharmaceuticals (acquired by Takeda). Dr. Shojaei holds a Pharm.D. and Ph.D. from the University of the Pacific. In addition, he is the holder of multiple patents and has authored over 25 peer-reviewed publications.

Harrow's Approach to Clinical Development

Harrow takes a disciplined, risk-conscious approach to product development, with a clear focus on flawless execution

Low Clinical and Regulatory Risk

- **De-risked:** Heavily biased toward approved, near-approval, or programs with known efficacy mechanisms
- **Disciplined focus:** We acquire and develop assets only in markets we deeply understand and that align with Harrow's established commercial infrastructure
- **High likelihood of approval:** By targeting products with proven clinical data, Harrow minimizes development risk and accelerates the path to FDA approval

Minimal Capital Investment

- **Capital efficient** development of products
- **Shared risk model** with limited capital investments to acquire and develop high-value products

Product Development Pipeline

Compound	Indication	Stage of Development		Potential Launch
MELT-300	Procedural Sedation	NDA filing in 2027	Internal Programs	2028
H-N08 Triamcinolone PFS	Uveitis, Visualization during vitrectomy	CMC Optimization	Internal Programs	2028
CR-01 (Conjunctival Delivery Device)	A specific type of Ocular Neoplasia	POC study ex-US/Rare Disease	External	2029

Next Steps For MELT-300

Agreement with U.S. Food and Drug Administration (FDA) on a Special Protocol Assessment* (SPA) for the MELT-300 Phase 3 Study Covering:

- Study Design and Planned Analysis
- Study Statistical Approach
- Primary and Secondary Endpoints

Anticipated Closing	Q4 2025
NDA Submission	H1 2027
Potential FDA Approval	H1 2028
Potential Launch	H2 2028

FDA agreed that the Phase 3 study would "adequately address the objectives necessary to support a regulatory submission"

Additionally, FDA agreed with the results from our thorough QTc study that MELT-300 did not alter normal heart rhythm

*SPA is a process in which sponsors may ask to meet with FDA to reach agreement on the design and size of certain clinical trials to determine if they adequately address scientific and regulatory requirements that could support, but not guarantee, marketing approval. An SPA agreement indicates concurrence by FDA with the adequacy and acceptability of specific critical elements of overall protocol design (e.g., entry criteria, dose selection, endpoints, and planned analyses) for a study intended to support a future marketing application. [7] Based on discussion with its regulatory consultants, the Company believes that it has met the requirements to only have one Phase 3 study.

Next Generation TRIESENCE

Opportunity: New product with ease of use for surgeons and stabilized supply chain

- Presentation change and formulation optimization of TRIESENCE in a **prefilled syringe (PFS) format**
- **Same label as current TRIESENCE**; will require filing a new NDA with a single pivotal trial showing non-inferior to TRIESENCE
- Possibility for **new IP and additional exclusivity**
- Signed engagement and **long-term supply** with the current CDMO to pursue a new PFS format
- Plan to launch in both retina & ocular inflammation market

Goal: File NDA by end of 2027


Sterile
Triesence
(triamcinolone acetonide
injectable suspension)
40 mg/mL
Preservative Free
1 mL
HARROW

Triesence®
(triamcinolone acetonide injectable suspension)
40 mg/mL

CR-01 (Conjunctival Delivery Device)

Opportunity: Drug delivery device for treatment of rare disease oncology indication, a type of ocular neoplasia

Harrow has entered into an agreement with a drug delivery company founded by Mark Humayun, MD, PhD (USC) and YC Tai, PhD (CalTech), securing the option to acquire full U.S. rights to the product, pending the outcome of in-process clinical study.

The transaction structure mirrors recent deals, featuring a modest upfront payment with backend royalties



- **Conjunctival delivery device** to deliver constant levels of the drug throughout treatment
  - Device designed to deliver a continuous volume of drug over a prolonged duration; reservoir volume delivered at a controlled flow rate due to a resistor chip
  - Anticipated lower AEs as compared to drops administered intermittently due to intolerable AEs; promise of continuous treatment course without treatment holidays
- Phase 1/2a study demonstrated **safety and tolerability** with high comfort scores
- 10-15 patient proof of concept ex-US study underway
  - Grant funded with Harrow investment of $250,000
  - Data expected in **H1 2026**
- If successful, high likelihood for Orphan Drug Designation (ODD)

Melt Pharmaceuticals

Larry Dillaha, MD
CEO, Melt Pharmaceuticals

Maggie Jeffries, MD
Procedural Sedation Expert

Introduction to Melt Pharmaceuticals



Larry Dillaha, MD

CEO of Melt Pharmaceuticals

Larry Dillaha, M.D. is an experienced executive with 20 years of experience in the pharmaceutical industry. Prior to joining Melt Pharmaceuticals as Chief Executive Officer in June 2021, he served as the Chief Medical Officer of Harrow Health, where he managed the clinical development of all Harrow drug candidates throughout its portfolio of businesses. Previously, he served as Chief Executive Officer of both Repros Therapeutics and CavtheRx, an inception stage biotechnology company, as well as Chief Operating Officer and Chief Medical Officer for other specialty pharmaceutical companies. Dr. Dillaha has served as the senior leader on numerous FDA-approved 505(b)(2) development programs across a broad range of therapeutic areas, generating more than $1 billion in revenues. Dr. Dillaha earned an M.D. degree from the University of Tennessee, Memphis.

IV- and Opioid-Free Procedural Sedation



Lead Drug Candidate: MELT-300

Fixed dose sublingual tablet combining **3 mg midazolam** + **50 mg ketamine** (non-opioid), two known and proven FDA-approved molecules in a novel form

Technology

Dissolves in seconds under the tongue, using proprietary Zydis® manufacturing technology exclusively licensed from Catalent

Zydis® technology has been used in over 35 NDA-approved products spanning almost three decades

Administration

Easy, quick absorption in the sublingual mucosa resulting in rapid, systemic circulation and better bioavailability profile than via GI tract absorption

Synergy

Midazolam offsets the negative effects of ketamine

"MELT-300 is simple and sublingual, shares the benefits of midazolam and ketamine, with additive sedation effect." – Anesthesiologists and Ophthalmologists [6]

Proprietary Product with
Potential to Impact Many Markets

Patents and Exclusivity

6 Issued U.S. Patents with additional patents resulting from Phase 2 and Phase 3 data pending (and patent restoration to be requested)

Broad Composition of Matter Patent, valid through 2036

Patents also Issued in Japan, South Korea, Australia and Canada, as well as patents pending in Europe and other territories

Targets and Expansion

Initial Target of Cataract Surgery with the Potential to Expand

According to Market Scope reports, cataract surgeries are expected to be greater than 5 million annually in the US and over 20 million globally in the coming years[1]

With an expanded label, **MELT-300 could impact over 100 million short-duration procedures in a number of large markets[2]**

"I could see switching to MELT-300; it's even faster, not as uncomfortable. There's a good percentage of ophthalmologists who would find it useful, and there's increasing potential for it over time." – Ophthalmologist [6]

"I see all sorts of potential in other procedures. Anxiety of the upcoming procedure is going to be alleviated by MELT-300 as much as the intraoperative procedure." - Ophthalmologist [6]

1. Market Scope Report. 2. Slide 37

MELT-300 Special Protocol Assessment

Agreement with U.S. Food and Drug Administration (FDA) on a Special Protocol Assessment* (SPA) for the MELT-300 Phase 3 Study Covering:

- Study Design and Planned Analysis
- Study Statistical Approach
- Primary and Secondary Endpoints

FDA agreed:

- **the MELT-300 Phase 3 study would "adequately address the objectives necessary to support a regulatory submission"**
- **the results from our thorough QTc study that MELT-300 did not alter normal heart rhythm**

*SPA is a process in which sponsors may ask to meet with FDA to reach agreement on the design and size of certain clinical trials to determine if they adequately address scientific and regulatory requirements that could support, but not guarantee, marketing approval. An SPA agreement indicates concurrence by FDA with the adequacy and acceptability of specific critical elements of overall protocol design (e.g., entry criteria, dose selection, endpoints, and planned analyses) for a study intended to support a future marketing application.[7] Based on discussion with its regulatory consultants, the Company believes that it has met the requirements to only have one Phase 3 study.

MELT-300 is *Statistically Superior* to Midazolam Alone and Placebo



Phase 3 Patients Achieving Adequate Sedation Without the Need for Rescue Medication
79%
P = 0.009
65%
P = <0.001
36%
MELT-300
Midazolam 3mg SL
(89 total patients)
Placebo = Topical numbing medication
(89 total patients)

MELT-300 Has a Favorable Safety Profile

MELT-300
High-Level
Safety Profile*

- Favorable safety profile that was generally comparable to placebo
- No severe adverse events
- No discontinuations due to adverse events
- No clinically meaningful differences in vital signs, ECGs, or neurocognitive function across treatment group

* High level safety observations from MELT-300 Phase 2 and Phase 3 studies.

Reimbursement Should Drive Increased Adoption

Public and Private Payors*

Transitional Pass-through Payment

- Eligible for separate payment by Centers for Medicare & Medicaid Services (CMS) from a capitated fee
- Transitional pass-through status (i.e., separately billable) under Medicare Part B for the first three years — Reimbursed to ASC at ASP + 6% where the drug price would likely exceed $500 per unit

J-Code

- Eligible for a J-Code submission request under the Healthcare Common Procedure Coding System (HCPCS)
- J-Code could drive long-term separate payment in appropriate medical settings
- If a J-Code is not assigned, an S-Code may be an alternative coding path for separate reimbursement by commercial payors

* Information is our current expectation based on advice from reimbursement experts.

An Expert's Perspective on Procedural Sedation



Dr. Maggie Jeffries, MD, FASA
Houston, TX

- Ambulatory Ophthalmic Anesthesia for Eye Center of Texas, Houston Eye Associates, Retina Consultants of Texas
- Medical Director, Memorial Hermann Surgery Center Kirby Glen
- President, Ophthalmic Anesthesia Society
- Board Member & Immediate Past President, Texas Ambulatory Surgery Center Society
- Consultant, Imprimis and Melt Pharmaceuticals

Why sedation without an IV?

01 Why Not? Not all surgical sites have access to IVs

02 Difficult IVs = delays = lower efficiency = $$

03 Patients have IV anxiety and when given a choice, patients prefer oral sedation over IV sedation[1,2]

04 Frequent and persistent drug and supply shortages

05 Risk is minimal with IV but still a risk

06 Opiates are BAD

(1) Friedman DS, Reeves SW, Bass EB, Lubomski LH, Fleisher LA, Schein OD. Patient preferences for anaesthesia management during cataract surgery. Br J Ophthalmol 2004;88:333-335.
(2) Peeler CE, Villani CM, Fiorella MG, Lee HJ, Subramanian ML, Patient Satisfaction with oral versus intravenous sedation for cataract surgery. Ophth 2019;4(22):1212-1218.

Why is sublingual superior to oral?

- Dysphagia and malabsorption are prevalent - sublingual route bypasses the need for swallowing and gastric absorption
- Bypasses the hepatic first pass effect with the result being bioavailability as much as 3-10 times greater when compared to oral medications
- Most permeable area of the mouth, with rapid and effective drug absorption and onset with peak blood levels occurring in approximately 10-15 minutes.[1] Sublingual midazolam resulted in better sedation scores compared to oral, likely due to higher blood concentration of drug[2]
- Intranasal route less desirable because the "enzymatic barrier of the nasal mucosa creates a pseudo-first-pass effect"[3]

(1) Narang N, Sharma J. Sublingual mucosa as a route for systemic drug delivery. International Journal of Pharmacy and Pharmaceutical Sciences 2011; 3(2): 18-22. (2) Lim TW, Thomas E, Choo SM. Premedication with midazolam is more effective by the sublingual than oral route. Can J Anaesth 1997 Jul;44(7): 723-6. (3) Sarkar MA. Drug metabolism in the nasal mucosa. Pharm Res 1992 Jan;9(1):1-9.

Why Midazolam and Ketamine combined?

- The Ideal anesthetic….alleviates anxiety, causes amnesia, relieves/prevents pain, allows the patient to remain cooperative and lay still, provides cardiovascular stability, is cost effective, allows for rapid recovery, and has minimal side effects
- Opiates, while they relieve pain, cause respiratory depression and nausea and vomiting among other things
- Elimination half lives similar (2-3 hours)[1]
- Trend towards better surgical outcomes and higher patient satisfaction in a ketamine/midazolam combination when compared to midazolam alone[2]
- Produces a cataplectic state during which the patient experiences analgesia and amnesia but doesn't necessarily lose consciousness. Patients lay comfortably with their eyes open ("ketamine stare") while maintaining their protective reflexes, most importantly those of the airway[3]

(1) Mion G, Villevieille T. Ketamine pharmacology: an update (pharmacodynamics and molecular aspects, recent findings). CNS Neuroscience and Therapeutics 2013;19: 370-380. (2) Walter K. Comparison of Midazolam versus midazolam/ketamine during phacoemulsification under topical anesthesia. ASCRS meeting abstract. 2016. (3) Domino EF, Chodoff P, Corssen G. Pharmacologic effects of CI-581, a new dissociative anesthetic, in man. Clin Pharmacol Ther 1965;6:279-291

MELT-300 Label Expansion Potential

MELT-300's formulation has the potential to replace IV sedation in medical interventions such as emergency room procedures, dental, plastic surgery, endoscopic procedures, MRI when claustrophobia is present, and other episodes of anxiety

Market expansion opportunities include an estimated over 100 million procedures with durations of one hour or less

Over 100,000,000

Total Estimated Annual Procedures (US)

Dental (root canals) 15,000,000	Colonoscopy 19,000,000	Upper GI Endoscopy 17,000,000
Breast/Prostate Biopsies 3,900,000	Emergency Room 15,100,000	Cosmetic/Dermatology 500,000
Ophthalmologic 3,400,000 (Non-Cataract)	MRI 35,700,000	Oculoplastic 800,000

Multiple references, including:
Dental: Endodontic Facts by the American Association of Endodontists. (n. Retrieved April 17, 2023, from https://newsroom.aae.org/press-kit/
MRI: Retrieved and calculated on January 13, 2023 from https://data.oecd.org/healthcare/magnetic-resonance-imaging-mri-exams.htm; total U.S. exams per 1,000 inhabitants, 2021 or latest available
Cosmetic/Dermatology: ASPS 2015 Plastic Surgery Statistics Report American Society of Plastic Surgeons. (Retrieved January 8, 2017, from https://d2wirczt3b6wjm.cloudfront.net/News/Statistics/2015/plastic-surgery-statistics-full-report-2015.pdf.) Colonoscopy; Upper GI Endoscopy; Breast/Prostate Biopsies; Emergency Room; Non-Cataract Ophthalmology; Oculoplastic: Medicare Part B National Summary Data Files – accessed February 2023; Healthcare Cost and Utilization Project Nationwide Ambulatory Surgery Sample – assessed February 2023, Triangle Insights Group analysis; American Society of Plastic Surgeons. Plastics Surgery Statistics Report, 2020. CDC, National Ambulatory Medical Care Survey: 2019 National Summary Tables (included in Triangle Insights Group Commercial Assessment of MELT-300, March 2023).

Commercial Vision

Patrick Sullivan, Head of Commercial

Introduction



Patrick Sullivan

Head of Commercial

- 25 years of commercial leadership experience across U.S. and global markets in biotech, start-up, mid-sized, and global pharma organizations
- Expertise in commercialization planning, launch strategy, market development, go-to-market execution, and growth acceleration in specialty, rare, and complex diseases; notable experience in medtech, medical devices, and companion diagnostics
- Served as Vice President of Marketing, Neurology Portfolio at Corium Therapeutics, where he led U.S. commercialization and launches in ADHD and dementia
- Served as Global Commercial Head for Renal and Hematology franchise, directing the launch of Evrenzo® (roxadustat), a first-in-class anemia therapy
- Leadership roles at Shire, Adolor, Novartis, and Bayer
- B.S. in Business Administration from Widener University, pursuing an Executive MBA in Healthcare Marketing at Saint Joseph's University

Commercial Vision

Market Leadership in Ophthalmology

The Future of Ophthalmic Care Starts with Harrow

- Establish Harrow as the leading U.S. ophthalmic pharmaceutical company and the partner of choice for eye care professionals

Driving Sustainable Growth with Discipline

Scaling for Growth, Centered on Patients

- Harrow's goal is to maximize the value of our expanding portfolio of branded ophthalmic medicines, driving sustainable revenue growth while improving outcomes for millions of patients

- Harrow is in the early stages of growth across all major portfolio drivers, positioned for substantial market share gains and durable growth

Commercial Excellence

Execution that Drives Leadership

- Harrow's commercial vision is to redefine excellence in ophthalmology through a unique, scalable commercial platform built to grow today's portfolio and tomorrow's acquisitions

- Attracting & hiring exceptional sales professionals to drive adoption, capture market share, and support long-term growth

Patient-Centric Access Model

Every Patient, Every Prescription, Every Time

- Bringing trusted ophthalmic therapies to millions of patients with a relentless focus on access, affordability, and outcomes

- Redefining customer engagement through innovative access programs, service, and reliability

Well-recognized conditions with significant opportunity to capture new growth

The future of ophthalmic care starts here

DRY EYE DISEASE

16 million people in US diagnosed with DED[1]

only 8% of patients optimally controlled[2]

RETINA

>20 million people in US with retinal disorders[3]

>8 Million US retinal procedures[4]

RARE & SPECIALTY

~6+ million US people affected by eye infections annually[5]

~9-15 million US people use ocular steroid or NSAID each year[6]

SURGICAL

>7 million ocular surgeries in the US[7]

~90% of HCPs Rx an anti-inflammatory after cataract surgery[8]

1. Farrand, Kimberly F., et al. "Prevalence of diagnosed dry eye disease in the United States among adults aged 18 years and older." *American Journal of Ophthalmology*, vol. 182, Oct. 2017, pp. 90–98, https://doi.org/10.1016/j.ajo.2017.06.033. **2.** Ophthalmology Innovation Summit (OIS) Dry Eye Conference held in March 2021. 3. Harrow analysis of prevalence of Age-Related Macular Degeneration, Diabetic Retinopathy, Retinal Vein Occlusion. **4.** McDonnell, P. J. (2023). Significant investments will continue to advance retinal disease field. Ocular Surgery News. https://www.healio.com/news/ophthalmology/20230201/significant-investments-will-continue-to-advance-retinal-disease-field. **5.** Azari AA, Barney NP. Conjunctivitis: a systematic review of diagnosis and treatment. JAMA. 2013 Oct 23;310(16):1721-9. doi: 10.1001/jama.2013.280318. Erratum in: JAMA. 2014 Jan 1;311(1):95. Dosage error in article text. PMID: 24150468; PMCID: PMC4049531. **6.** Harrow analysis of multiple sources, including CDC, National Eye Institute, and ophthalmic market analyses. **7.** GlobalData. United States (US) Ophthalmic Procedures Count and Forecast to 2030. GlobalData, 7 Dec. 2023, www.globaldata.com/store/report/usa-ophthalmic-procedures-market-analysis/. **8.** Sidra Zafar, Peiqi Wang, Oliver D. Schein, Divya Srikumaran, Martin Makary, Fasika A. Woreta, Prescribing Patterns and Costs Associated with Postoperative Eye Drop Use in Medicare Beneficiaries Undergoing Cataract Surgery, Ophthalmology, Volume 127, Issue 5, 2020,Pages 573-581.

Commercial Summary

	Market Segment	Portfolio Focus	Commercial Priorities
1	Dry Eye	Dry eye disease solution	Depth, breadth, experience
2	Retina	Pan-retina	Strategic account activation, biosimilar readiness
3	Surgical	Peri-operative	Activate displacement strategy
4	Rare / Specialty	Partnership for challenging cases; also everyday ophthalmic cases	Targeted, scalable investment model

VEVYE Overview

Maria Lloyd, VP of Dry Eye

Introduction



Maria Lloyd

Vice President, Dry Eye

- 20 years of ophthalmology experience, leading teams in large enterprise and startup environments
- Last 15 years focus on promotion and launch of numerous eyecare products including Buy & Bill and recently leading all sales and marketing efforts for the launch of VEVYE

Addressing Anterior Segment Inflammation & Dry Eye Disease

vevye® (cyclosporine ophthalmic solution) 0.1%

FDA-approved to treat the signs & symptoms of **Dry Eye Disease**

Vision to become the #1 cyclosporine-based DED prescription and eventually, the #1 DED prescription in the US

Flarex® (fluorometholone acetate ophthalmic suspension) 0.1%

FDA-approved for use in the treatment of **steroid-responsive inflammatory** conditions of the palpebral and bulbar conjunctiva, cornea, and anterior segment of the eye

FRESHKOTE® Preservative Free LUBRICANT EYE DROPS

Patented through 2039, FRESHKOTE® Preservative Free (PF) is a lubricant eye drop that contains povidone and polyvinyl alcohol to supplement the eye's natural lipid layer, helping to **reduce tear evaporation** and retain eye surface moisture

Harrow has a diversified portfolio of products addressing the large and growing market for anterior segment inflammation and dry eye disease

VEVYE – A Best-in-Class Solution for Dry Eye Disease

The first and only water-free cyclosporine to treat the signs and symptoms of dry eye disease

- In a pre-clinical ex-vivo corneal penetration study, VEVYE's vehicle delivered **~22x more cyclosporine** into the cornea than Restasis
- **Rapid Onset** – fastest working immunomodulator for dry eye demonstrated
- Clinically meaningful and statistically significant improvement in total corneal fluorescent staining by Day 15 with **lasting benefit out to 56 weeks**
- **Well-tolerated,** with 99.8% of patients experiencing no or mild instillation pain
- Orange book-listed patents with expiry in **2039**


vevye
(cyclosporine ophthalmic solution) 0.1%
For topical application in the eye
Sterile, Non-Preserved
vevye
2 mL

DED Patient Population

Dry Eye prevalence is continuing to grow with aging populations, increased screen time and poor diets

- **37.1M** patients globally are estimated to be suffering from DED
- **28.1M** treating their dry eye with some form of medication
- **16.4M** people in the US have been diagnosed with DED
- **9.1M** treating dry eye with an Rx medication
    - **92%** of patients remain un- or under-treated due to limited efficacy and poor tolerability of many products on the market
    - Majority of patients end up switching between therapies, leading to poor adherence and refill rates

Source: OIS Dry Eye Conference (March 2021)

Category-Leading Target Profile*

	Label Indications	Dosing & Administration	Clinical Studies Onset	Adverse Events
VEVYE® [1]	**Signs and symptoms of DED**	**BID**	**Schirmer Day 29**	**8% instillation site reactions; temporary decrease in visual acuity 3%**
Miebo® [2]	Signs and symptoms of DED	QID	tCFS Day 15 & 57 VAS Day 15 & 57	Blurred vision and conjunctival redness <4%
Restasis® [3]	Increased tear production Keratoconjunctivitis Sicca	BID	Schirmer Day 180	Ocular burning 17%, Hyperemia, eye pain, stinging, visual disturbance <5%
Cequa® [4]	Increased tear production Keratoconjunctivitis Sicca	BID	Schirmer Day 84	Pain on instillation 22%, hyperemia 6%, blepharitis, eye irritation <5%
Xiidra® [5]	Signs and symptoms of DED	BID	EDS Day 42 & 84 iCFS Day 84	5%-25% of patients experienced instillation-site irritation, dysgeusia, and reduced visual acuity
Tyrvaya™ [6] (nasal spray)	Signs and symptoms of DED	BID	Schirmer Day 28	82% of patients reported sneezing; 5-16% reported cough, throat irritation and instillation-site (nose) irritation

VEVYE offers a best-in-class safety profile
The majority of competitive products are associated with ocular adverse effects, including burning and stinging.

1) Vevye package insert; 2) Miebo package insert; 3) Restasis package insert; 4) Cequa package insert; 5) Xiidra package insert; 6) Tyrvaya package insert
Abbreviations: tCFS = total corneal fluorescein staining, VAS = visual analogue scale, EDS = eye dryness score, iCFS = inferior corneal fluorescein staining; BID = twice daily dosing; QID = four times daily dosing

*Data provided is for informational purposes and is intended for investors and the investment community only. This information is not the result of head-to-head studies of the listed medications. Because clinical trials are conducted under widely varying conditions, efficacy and adverse reaction rates observed in the clinical trials of a drug cannot be directly compared to rates in the clinical trials of another drug and may not reflect the rates observed in practice. Miebo®, Restasis®, Cequa® Xiidra® and Tyrvaya™ are trademarks of their respective owners and are not affiliated with or owned by Harrow.

VEVYE Access For All (VAFA)

Eyecare professional prescribes VEVYE through specialty pharmacy → **Specialty pharmacy dispenses VEVYE** → **Patient receives VEVYE regardless of insurance coverage for $0-$59 per bottle[1-3]***



PRESCRIPTION
vevye®
(cyclosporine ophthalmic solution) 0.1%
Dr. Smith
Ophthalmologist
Patient Name
Address
Date
Insurance
Diagnosis
Rx
Signature
HARROW

PHIL + Apollocare™



- **Remove Access Barriers** for Patients and Providers
- **No prior authorization submission** delays for eligible patients
- **Enhance Prescriber Confidence** and Improve Commercial Coverage
- **Increase** Profitability and **Improve** Gross to Net (GTN)

1. * *For eligible commercially insured patients, after meeting a deductible, out-of-pocket costs will be $0. And – Harrow will reduce insurance co-pays by up to $400!*
2. ** *Subject to terms and conditions for eligible patients, please visit harrowconnects.com to learn more (e.g., Medicare Part-D Opt-Out language, etc.).*
3. ****Subject to specific insurance plans for eligible patients, and Medicare-Part D opt-out through PHILRx.*

VEVYE Q2 2025 Market Share

- **As of Q2 2025, VEVYE has captured 7.8% of the total DED market, an increase of 2.6% from Q1 2025**
- **Harrow's primary strategic goal is – to become the number one most prescribed cyclosporine**
- In Q1 2025, VEVYE surpassed TRYVAYA in U.S. market share
- In Q2 2025, VEVYE has officially surpassed CEQUA in U.S. market share, becoming the **second largest** cyclosporine-based dry eye brand being prescribed
- Beginning to gain ground on MIEBO with VEVYE surpassing MIEBO NRx volumes on four U.S. markets



Market Share as of Q2 2025*
2.6% Growth Q1-25 vs. Q2-25
5.20%
7.80%
Q1 2025
Q2 2025

*All data from IQVIA & PhilRx

Experts Perspective of Dry Eye & VEVYE



Paul Karpecki, OD, FAAO

Paul M. Karpecki, OD, FAAO, received his Doctor of Optometry degree from Indiana University and completed a fellowship in medical cornea and refractive surgery in Kansas City in affiliation with the Pennsylvania College of Optometry, now Salus University. He currently serves as Director, Cornea and External Disease at Kentucky Eye Institute in Lexington KY.

Dr. Karpecki was appointed to the Delphi International Society at Wilmer-Johns Hopkins, which included the top 25 dry eye experts in the world and the National Eye Institute's Dry Eye Committee to provide insights around dry eye and women. He also served on the DEWS II Diagnostic subcommittee, the DEWS III Treatment subcommittee and was co-chair of the last three Tear Film and Ocular Surface Society Symposia.

He runs the largest advanced dry eye clinic in the United States. As an example he has over 500 Sjogrens' Syndrome KCS patients under his care, which is a small percentage of the dry eye population he serves.

A noted educator and author, Dr. Karpecki has provided over 2000 lectures at various meetings covering 4 continents. He has also authored over 1000 papers in journals, book chapters, clinical eblasts and newsletters and over 85 peer reviewed published manuscripts.

He currently serves as the Chief Clinical Editor for Review of Optometry, the most read journal in the profession, is director of clinical content and Co-chairs the New Technology and Treatment/Intrepid Eye Society Conferences and the Ocular Surface Symposia.

He is also a board member and treasurer for the charitable organization Optometry Giving Sight.

Increasing Patient Population*

In the U.S., every year

3M
GLAUCOMA PATIENTS[2]



800K
REFRACTIVE SURGERIES[3]

4M
CATARACT SURGERIES[1]

45M
CONTACT LENS WEARERS[4]

THE AVERAGE AMERICAN SPENDS **~7 HRS A DAY** IN FRONT OF A SCREEN[29]

*Patients potentially at risk for Dry Eye Disease. Numbers are approximate.

References: **1.** Rossi T, Romano MR, Iannetta D, Romano V, Gualdi L, D'Agostino I, Ripandeli G. Cataract surgery practice patterns worldwide: a survey. BMJ Open Ophthalmol. 2021 Jan 13;6(1):e000464. doi: 10.1136/bmjophth-2020-000464. PMID: 33501377; PMCID: PMC7812090. **2.** Allison K, Patel D, Alabi O. Epidemiology of Glaucoma: The Past, Present, and Predictions for the Future. Cureus. 2020 Nov 24;12(11):e11686. doi: 10.7759/cureus.11686. PMID: 33391921; PMCID: PMC7769798. **3.** 3. Samir Jabbour, M.D, CM; Kraig S. Bower, M.D. Refractive surgeries in the us in 2021. JAMA. 2021;326(1):77-78. **4.** CDC. Healthy contact lens wear and care. Updated July 26, 2018. Accessed January 14, 2022. 2022. https://www.cdc.gov/contactlenses/fast-facts.html. **29.** Understanding Average Screen Time Stats. Gold Star Rehabilitation. July 8, 2024. Accessed November 1, 2024.

Symptoms

Chronic dry eye disease is more than burning, itching, dryness, irritated and tired eyes

- DIFFICULTY WEARING CONTACTS
- REDUCTION IN READING SPEEDS
- WORK PRODUCTIVITY
- DIFFICULTY DRIVING AT NIGHT
- BLURRED VISION
- SENSITIVITY TO LIGHT
- REDUCTION IN QUALITY SLEEP

Reference: 5. Nichols KK, Bacharach J, Holland E, Kislan T, Shettle L, Lunacsek O, Lennert B, Burk C, Patel V. Impact of Dry Eye Disease on Work Productivity, and Patients' Satisfaction With Over-the-Counter Dry Eye Treatments. Invest Ophthalmol Vis Sci. 2016 Jun 1;57(7):2975-82. doi: 10.1167/iovs.16-19419. PMID: 27273596.

Chronic Dry Eye Progression

- DED disrupts the tear film's natural balance[6]
- Tear film instability can lead to inflammation and damage to the ocular surface[7]
- Inflammation disrupts the ocular surface and increases symptoms of irritation and visual fluctuations[7]


Corneal surface damage
Tear film instability
Increased evaporation/ decreased tear production
Hyperosmolarity
Inflammation

References: **6.** Zhang X Jeyalatha V M. Dry eye management: targeting the ocular surface microenvironment. *International Journal of Molecular Sciences 2017. 18(1398). 2-28.* **7.** Hessen M, Akpek EK. Dry eye: an inflammatory ocular disease. J Ophthalmic Vis Res 2014 Apr 9(2): 240-250

The Common Denominator?



CHRONIC DRY EYE
AQUEOUS DEFICIENT
COMBINATION
EVAPORATIVE
TRIGGERS INFLAMMATION

References: 8. Messmer E M Prof MD. The pathophysiology diagnosis, and treatment of dry eye disease. Dtsch Arztebl Int. 2015 Jan 112(5): 71-82. **9**. Donthineni, Pragnya R et al. "Aqueous-deficient dry eye disease: Prefered practice pattern guidelines on clinical approach, diagnosis, and management." Indian journal of ophthalmology vol. 71,4 (2023): 1332-1347. **10.** Lemp M, Crews LA, Bron AJ, Foulks GN, Sullivan BD. Distribution of aqueous deficient and evaporative dry eye in a clinic-based patient cohort: a retrospective study. 2012;31(5):472-8.

Common Options on the Market


Corneal surface damage
Tear film instability
Increased evaporation/ decreased tear production
Hyperosmolarity
Inflammation

- DEVICES
- ARTIFICIAL TEARS
- NUTRACEUTICALS
- PRESCRIPTION MEDICATION

Current DED Prescription Treatments
Show High Discontinuation Rates

Treatment discontinuation rate at 12 months[15-16]



29.86%
70.14%
Discontinue
Remain on Therapy
(N=9,772)

Reference: 15. White DE et al., IBM Market Scan Database, Real-World Treatment Patterns Of Cyclosporine Ophthalmic Emulsion And Lifitegrast Ophthalmic Solution Among Patients With Dry Eye, 2019. **16.** Karpecki, Paul et al. "Real-world treatment patterns of OTX-101 ophthalmic solution, cyclosporine ophthalmic emulsion, and lifitegrast ophthalmic solution in patients with dry eye disease: a retrospective analysis." BMC ophthalmology vol. 23,1 443. 2 Nov. 2023.

Cyclosporine Targets 5 Biomarkers
Throughout the Inflammation Cascade

Cyclosporine (CsA) has been used in a number of FDA approved prescription treatments for patients suffering from dry eye disease since 2003

CYCLOSPORINE PREVENTS ACTIVATION OF NF-KB

Biomarker	Effect
NF-κB	Cyclosporine inhibits activation of nf-κb, effectively diminishing pro-inflammatory cytokines such as[11]:
MMP-9	Reduces the expression of MMP-9, there by reducing tissue damage and immune cell migration[12]
ICAM-1	Decreases T-cell activation and cytokine production[12]
CD147	Reduces transcription of inflammatory cytokines, interrupting the ongoing immune response[13]
MPTP	Suppresses pathways leading to T-cell apoptosis[12,13]

References: **11.** Coursey, T. G., & de Paiva, C. S. (2014). Managing dry eye disease and facilitating realistic patient expectations: focus on cyclosporine. *Clinical Ophthalmology (Auckland, NZ)*, 8, 53. **12.** C., Figueiredo, F. C., Messmer, E. M., Ismail, D., Amrane, M., Garrigue, J. S., ... & Leonardi, A. (2017). A randomized study of the efficacy and safety of 0.1% cyclosporine A cationic emulsion in treatment of moderate to severe dry eye. European Journal of Ophthalmology, 27(5), 520-530. **13.** Periman, Laura M et al. "A Review of the Mechanism of Action of Cyclosporine A: The Role of Cyclosporine A in Dry Eye Disease and Recent Formulation Developments." *Clinical ophthalmology (Auckland, N.Z.)* vol. 14 4187-4200. 2 Dec. 2020.**14.** Zhang, X., Chen, W., & De Paiva, C. S. (2016). Ocular surface inflammation and apoptosis in experimental dry eye. *Investigative Ophthalmology & Visual Science*, 57(13), 5794-5804.

First and Only …

1

Cyclosporine approved for signs and symptoms of DED

2

Water-free Cyclosporine

3

Cyclosporine dissolved in a semifluorinated alkane

References: 17. VEVYE® (cyclosporine ophthalmic solution) 0.1% [package insert]. Harrow IP, LLC; 2024. **18.** Restasis® (cyclosporine ophthalmic emulsion) 0.05% [package insert]. Allergan, LLC; 2023. **19.** Cequa® (cyclosporine ophthalmic solution) 0.09% [package insert]. Sun Ophthalmics, LLC; 2023.

Continuous VAS Improvement
Through Week 56



Discomfort (Dryness)
VAS Scores
80
70
60
50
40
(n=98)
70.3
54.5
52.1
50.6
47.6
43.8
REDUCED
38%
0
4
8
12
16
26
30
32
52
56
WEEKS

22% IMPROVEMENT IN SELF-REPORTED DISCOMFORT IN JUST 4 WEEKS

In a 52-week open label extension study (n=200), VEVYE demonstrated continuous symptom improvements as measured by the Visual Analog Scale (VAS) for Dryness

References: 27. Akpek, Esen K. MD; Sheppard, John D. MD; Hamm, Adam PhD; Angstmann-Mehr, Simone; Krösser, Sonja PhD. Efficacy of a new water-free topical cyclosporine 0.1% solution for optimizing the ocular surface in patients with dry eye and cataract. Journal of Cataract & Refractive Surgery 50(6):p 644-650, June 2024.

Patient Symptom Improvement

All measured symptoms showed improvement throughout the 52-week study[27]

DRYNESS

BLURRED VISION

FREQUENCY OF DRYNESS

AWARENESS OF DRY EYE

READING SPEEDS

LOOKING AT SCREENS

FLUCTUATING VISION

DRIVING AT NIGHT

Subjects that saw **3 or more grades** of improvement in tCFS saw **statistically significant** improvement in 6 out of 8 measured symptoms by day 29

References: 27. Akpek, Esen K. MD; Sheppard, John D. MD; Hamm, Adam PhD; Angstmann-Mehr, Simone; Krösser, Sonja PhD. Efficacy of a new water-free topical cyclosporine 0.1% solution for optimizing the ocular surface in patients with dry eye and cataract. Journal of Cataract & Refractive Surgery 50(6):p 644-650, June 2024.

WITH VEYVE®

99.8%

PATIENTS EXPERIENCED NO OR MILD INSTILLATION SITE PAIN[17]

Reference: 25. Sheppard et al., Water-free 0.1% Cyclosporine A Solution for Treatment of Dry Eye Disease: Results of the Randomized Phase 2B/3 ESSENCE Study. *Cornea* 2021;00:1–8. **26.** Akpek et al., Efficacy and Safety of a Water-Free Topical Cyclosporine, 0.1%,Solution for the Treatment of Moderate to Severe Dry Eye Disease The ESSENCE-2 Randomized Clinical Trial. *JAMA Ophthalmol.* doi:10.1001/jamaophthalmol.2023.0709. April 6, 2023. **27.** Akpek, Esen K. MD; Sheppard, John D. MD; Hamm, Adam PhD; Angstmann-Mehr, Simone; Krösser, Sonja PhD. Efficacy of a new water-free topical cyclosporine 0.1% solution for optimizing the ocular surface in patients with dry eye and cataract. Journal of Cataract & Refractive Surgery 50(6):p 644-650, June 2024.

Case Study 1

56-year-old white female

Presenting for comprehensive examination

- Red itchy eyelids and fluctuating vision
- Stopped wearing CLs due to blurry vision
  - BCVA: 20/25-1 OD and 20/25-1 OS
  - SPEED: 21/28

Current medications

- Flaxseed oil, fluticasone, preservative-free lubricating ointment

Previous/Failed therapies

- Preservative-free lubricant drops for SPK
- Loteprednol etabonate, 0.5%, eye drops
- Cyclosporine Emulsion, 0.05%
- Lifitegrast Solution, 5%

CASE STUDY 1

Before

VEVYE treatment - OS



- BCVA: 20/20 OU
- Quality of vision improved

After

1 month of VEVYE - OS



- Successfully resumed CL wear
- Continue VEVYE

Ben Gaddie OD, Louisville KY

CASE STUDY 1

Before

VEVYE treatment - OD



- BCVA: 20/20 OU
- Quality of vision improved

After

1 month of VEVYE - OD



- Successfully resumed CL wear
- Continue VEVYE

Ben Gaddie OD, Louisville KY

Access For All Programs

Prashanth Annavajjhala, MD
Chief of Staff to the CEO

Introduction



Prashanth Annavajjhala, MD

Chief of Staff to the CEO

Prashanth S. Annavajjhala joined Harrow in September 2023 and has served as Chief of Staff to Harrow's CEO, Mark L. Baum, since July 2025. Prashanth has over 10 years of experience in Market Access, Healthcare Strategy, and Product Commercialization within the pharmaceutical industry. He has a strong background in ophthalmology, including product launches and market positioning strategies. Dr. Annavajjhala has a proven track record of developing corporate strategies and leading cross-functional teams at organizations such as Regeneron and Enventure. He completed his medical education in India and later moved to the United States for higher studies. He holds an M.D. degree and an MBA from Rice University.

VEVYE Access For All (VAFA)


vevye®
PRESCRIPTION
Dr. Smith
Rx
PHIL
Not Covered
Apollocare™
Covered at $0*
Not Covered at $59


vevye®
PRESCRIPTION
Dr. Smith
Rx
Apollocare™
Not Covered
PHIL
Covered at $0*
Not Covered at $59

- VAFA is pharmacy agnostic
- The critical factor is ensuring optimal prescriber and patient experience by using a Harrow pharmacy partner and leveraging their respective pharmacy networks that adhere to the VAFA business rules
- As coverage increases, more VEVYE RXs will dispense at a premium price, including all subsequent refills, giving a lift to the NPP

Harrow Access For All (HAFA)

Building on the Success of VEVYE Access for All

Harrow Portfolio → Available Through a Single Trusted Access Point → Accessible and Affordable for All Patients

- Branded Products **(Q4 2025)**
- Generic **(H1 2026)**
- Compounded **(2027)**

→ PHIL →

'The Amazon for Ophthalmology'
A seamless and unified platform and access point for a portfolio of Ophthalmic medicines

Eligible commercially insured patients may pay as little as $0 with out-of-pocket costs for all eligible patients capped at $59

White-glove service to streamline prior authorizations and reduce administrative burden, the platform helps prescribers save time, provide visibility, and improve efficiency

TRIESENCE Expansion + BYQLOVI Launch

Chad Brines, VP of Surgical Portfolio

Introduction



Chad Brines

Vice President, Surgical Portfolio

- Over 20 years of medical device & pharmaceutical sales experience, including Novartis, Stryker and J&J
- Led the execution of the go-to-market strategy to successfully launch DEXTENZA® (a post-ocular surgery steroid) at Ocular Therapeutix

Focused on the Ocular Surgery Market

Over 7M Ocular Surgeries Performed Annually in the US

Breakdown of Ocular Surgeries


3%
3%
5%
15%
75%
Cataract Surgery
LASIK / refractive
Corneal
Glaucoma
Vitrectomies / retinal

Harrow is strategically focused on the ocular surgery market as it represents one of the largest, fastest-growing, and most critical segments in eye care

- **Large and growing segment**: Over 7 million ocular surgeries are performed annually in the U.S., with cataract surgery (~4 million cases per year) dominating volumes
- Driven by **aging demographics**, rising surgical demand, and innovation in MIGS, IOLs, and laser techniques
- Harrow is uniquely positioned to **deliver a robust portfolio of differentiated medications** across the surgical continuum

Global Data, US Ophthalmic Procedures Count and Forecast to 2030 (Dec 2023)

Building a World-Class Surgical Portfolio

Primary Focus

Triesence
(triamcinolone acetonide injectable suspension)
40 mg/mL

Establish TRIESENCE as a **first-line treatment** option for ocular inflammation unresponsive to topical steroids

Launch in Q4 2025

BYQLOVI™
(clobetasol propionate ophthalmic suspension) 0.05%

Position BYQLOVI as the **first differentiated topical** steroid on the market in over a decade

Launch in 2026

Secondary Focus

ILEVRO®
(nepafenac ophthalmic suspension) 0.3%

Nevanac®
(nepafenac ophthalmic suspension) 0.1%

Vigamox®
(moxifloxacin HCl ophthalmic solution) 0.5% as base

Complimentary products to support a complete offering to surgical practices

melt PHARMACEUTICALS®

2028

Focusing on the Ocular Inflammation Market


Triesence
(triamcinolone acetonide injectable suspension)
40 mg/mL
1 mL
HARROW

Description:
- The only FDA-approved preservative-free synthetic corticosteroid with separate reimbursement in all traditional settings of care

Supply Chain:
- Five-year supply agreement with current CMO

Intellectual Property:
- Orange Book–listed patents, expiring in 2029

Focus on establishing TRIESENCE as a first-line treatment option for ocular inflammation unresponsive to topical steroids

- FDA-approved, on-label, preservative-free option
- TRIESENCE is the **most affordable FDA-approved injectable ocular steroid**
  - Patient's out-of-pocket costs can be as low as **~$37** for government & private payers
- TRIESENCE has broad coverage:
  - **96%** covered lives
  - **6%** of patients require prior authorization
  - Reimbursement in all care settings (ASC, HOPD, and office)
- Eliminates the need for patient- or caregiver-administered steroid drops, **improving compliance and reducing the overall post-operative burden**
- Harrow's first product at ImprimisRx was a compounded version of TRIESENCE's active ingredient, where we have sold over 1.5 million **units**

Harrow internal data

BYQLOVI – Best-in-Class Steroid

A recent acquisition leveraging Harrow's commercial infrastructure

BYQLOVI™
(clobetasol propionate ophthalmic suspension) 0.05%

Description:

- BYQLOVI is an FDA-approved steroid to treat inflammation and pain after ocular surgery
  - Super potent and unique steroid: BYQLOVI is the only FDA-approved ocular steroid that utilizes clobetasol
  - **Best-in-class features:** robust clinical efficacy, proven safety profile, dosing (BID)
    - **Robust clinical efficacy:** over 80% of patients reported pain-free on the 4th day following surgery
    - **Proven safety profile:** low incidence of IOP elevation
    - **Dosing**: BID

Market:

- **> 7M** annual ophthalmic surgeries in the U.S.

Intellectual Property:

- 2 Orange Book–listed patents, expiring in **2036**

Launch in Q1 2026


BYQLOVI

Global Data, US Ophthalmic Procedures Count and Forecast to 2030 (Dec 2023)

Commercial **Focus**

- Building a commercial team for the surgical portfolio
- Expected to be fully staffed in **early 2026**
- TRIESENCE expansion into the ocular inflammation market will begin in **Q4 2025**, with initial impact seen in **early 2026**
- An experienced leader focused on the surgical branded portfolio combined with a dedicated salesforce provides a strong foundation that will fuel revenue growth
  - The initial impact is expected to show in the **first half of 2026**

Retina Product Portfolio

Aly Harrison,
VP of Retina Portfolio

Introduction



Aly Harrison

Vice President, Retina Portfolio

- 30+ years in biotech specialty pharmaceuticals
- Last 13 years with Market Access experience across Field Reimbursement, Payer Strategy, Contracting, Patient Support Services, GPO Programs, Trade and Distribution Management. Commercialization and launch experience in areas of Retina and Ophthalmology

Building a Leading Retina Franchise

Retina market leader with broadest portfolio in large markets

- Harrow is redefining retina care — building the largest, most comprehensive portfolio of treatments to empower physicians and transform outcomes for millions of patients
- Harrow's unique infrastructure is built to fuel ongoing product acquisitions and launches in the retina market
- A world-class team with over a century of retina experience
- Harrow is investing in the future of retina care - dedicated to physicians and patients, with a mission to expand access to vision-saving treatments



Retinal Disorder Treatment Market, By Type, 2021 – 2034 (USD Billion)
15.7
16.4
17.3
18.3
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Macular degeneration
Diabetic retinopathy
Inherited retinal diseases (IRDs)
Diabetic macular edema
Retinal vein occlusion
Other types
Source: www.gminsights.com

Recent Launch of Harrow Cares HUB

IHEEZO (chloroprocaine HCl ophthalmic gel) 3%

Triesence (triamcinolone acetonide injectable suspension) 40 mg/mL

- Partnered with Cencora for reimbursement support through Harrow Cares HUB for IHEEZO and TRIESENCE
- Provides customer with reimbursement confidence and support
- Patient benefits verification and investigation
- Commercial patient co-pay support
- Provides up to date policy coverage, prior authorization forms and denial support
- HUB launch should accelerate expansion of treatments to patient pools beyond Medicare Fee-for-Service patients to commercial and Medicare Advantage, capturing the entire patient population

HARROW CARES

Harrow Cares helps you use TRIESENCE with confidence

Enroll via Fax, online at HarrowCares.com, or find our enrollment form on PX Technology. Put the focus back on your patients.

A one-stop personalized support service for you, your office staff, and your patients

IHEEZO Overview

IHEEZO™ (chloroprocaine HCl ophthalmic gel) 3%

Sterile, single-patient-use, physician-administered, ophthalmic gel preparation for ocular surface anesthesia, approved by the FDA in September 2022

- **First approved** use in the U.S. ophthalmic market of chloroprocaine hydrochloride
- **First branded ocular anesthetic** approved for the U.S. market in nearly 14 years
- IHEEZO Reimbursement:
  - Permanent J-Code (J2403)
  - Transitional pass-through status through April 2026 for ASC
- >12 million annual U.S. ocular procedures requiring ocular surface anesthesia
- Inactive ingredient hydroxyethyl cellulose, typically used in eye lubricants/tears
- Two Orange Book listed patents; latest expiring in 2039

IHEEZO clinical studies demonstrated:

~1-1.5 Min.

IHEEZO worked rapidly

IHEEZO had lower pain scores vs tetracaine

~22 Min.

IHEEZO provided sufficient anesthesia to successfully perform the surgical procedure

No patient dosed with IHEEZO required a supplemental treatment to complete the surgical procedure

Source: Vision Center, Cataract Surgery Success, March 2025 + Journal of VitreoRetinal Diseases 2025, Vol. 9(2) 131–134

IHEEZO Commercial Execution

Retina Pivot

- Re-focused commercial efforts on retina specialist community for use in intravitreal market
- The majority new accounts in 2025 have been retina accounts
- Agreements in place with all 4 major GPO's

IHEEZO Access for All

- Harrow's strategy is to drive physician education and accelerate IHEEZO adoption, expanding its use across all retina procedures in both established and new accounts
- Coverage for IHEEZO is 92% across commercial and government payers
  - 3% of claims not-covered
  - 4% of claims required prior-authorization
- A standardized anesthetic protocol can unlock significant time and efficiency gains for practices

Clinical Synergy with Biosimilars & TRIESENCE

- Anesthetic is essential for every intravitreal injection procedure
- **Synergistic Economics:** Efficiency and Cost Savings for Practices

IHEEZO offers a more efficient anesthetic option that reduces procedure time, lowers resource utilization, and creates scalable economic value across high-volume retina practices

Best-in-Class anti-VEGF Biosimilars

Recently entered into an agreement with **Samsung Bioepis** to acquire U.S. commercials rights to portfolio of ophthalmic biosimilars, including **BYOOVIZ® (Lucentis Biosimilar) and OPUVIZ™ (Eylea Biosimilar)**

Byooviz™
(ranibizumab-nuna)
0.05mL injection

BYOOVIZ (ranibizumab-nuna) 0.05mL injection, the first FDA- approved LUCENTIS biosimilar

- Indicated for the treatment of patients with Neovascular (Wet) Age-Related Macular Degeneration (AMD), Macular Edema following Retinal Vein Occlusion (RVO), and Myopic Choroidal Neovascularization (mCNV)
- **Interchangeability status**

Harrow's U.S. launch expected in mid-2026

OPUVIZ™
(aflibercept-yszy)
0.05mL injection

OPUVIZ (aflibercept-yszy) 0.05mL injection, an FDA-approved EYLEA biosimilar

- Indicated for the treatment of patients with Wet AMD, Macular Edema following RVO, DME, and Diabetic Retinopathy (DR)
- **Interchangeability status**

Harrow's U.S. launch expected in second half 2027

Fits in with existing commercial infrastructure & clinical synergy with IHEEZO (ocular anesthetic) & TRIESENCE (corticosteroid)

Harrow intends to take over commercialization of BYOOVIZ and OPUVIZ upon completion of transfer of commercialization rights expected by the end of 2025. Trademarks are Biogen's.

BYOOVIZ Well-Positioned in Market

Estimated Unit Volume in 2024[1]



680,000
2,550,000
352,000
LUCENTIS
AVASTIN
Biosimilars

BYOOVIZ (LUCENTIS biosimilar) to offer a compelling value proposition and cost-effective alternative to current Anti-VEGF therapies & compounded Avastin:

- An FDA-approved, clinically-validated on-label option offering consistency, proven safety, and reliable supply chain and pricing predictability
  - Final product to be manufactured in the U.S.
- BYOOVIZ has **interchangeability status**
- BYOOVIZ has the largest Phase 3 dataset behind its approval
- Positioned to capture market share from LUCENTIS, compounded AVASTIN, and other LUCENTIS biosimilars
- The only other FDA-approved biosimilar is CIMERLI from Coherus Biosciences

1. Company annual reports & Biopharma AVASTIN estimates

Strong Market Positioning for OPUVIZ


Estimated Unit Volume in 2024[1]
2,550,000
850,000
1,445,000
425,000
Eylea
Eylea HD
Vabysmo
Biosimilars

OPUVIZ (EYLEA biosimilar) to offer a compelling value proposition and cost-effective alternative to current Anti-VEGF therapies & compounded Avastin:

- An FDA-approved, clinically-validated on-label option offering consistency, proven safety, and reliable supply chain and pricing predictability
  - Final product to be manufactured in the U.S.
- One of the two products with **interchangeability status**
- Differentiated profile & strategy positions OPUVIZ to capture market share from EYLEA, EYLEA HD, and competing Biosimilars

1. Company annual reports & Biopharma AVASTIN estimates

Case Study on First EYLEA Biosimilar on the Market

Amgen's PAVBLU Revenues[1]



$99
$126
$225
Q1 2025
Q2 2025
Total

- The first biosimilar of EYLEA's (aflibercept) launched in the U.S market (mid-Q4 2024) was Amgen's PAVBLU
- Generated $225M in revenue in two quarters and on a yearly run rate of $500M
- More biosimilars expected to be launched upon Eylea's patent expiry in 2027

1. Amgen Financial Reports

Differentiated Commercial Focus

BYOOVIZ & OPUVIZ are Differentiated Biosimilars

- **BYOOVIZ & OPUVIZ have interchangeability status**
- **Developed by Samsung Bioepis – a trusted global leader in biosimilars**

Patient-focused Effort

- Key retina relationships & commercial infrastructure to support launch
- Competitors approach this as a generics market, leading to price erosion
- Consistent with Harrow's values, we will focus on the patient value
- Expanding access with a diversified pipeline of two biosimilars

Durability of Net Cost

- Our unique strategy is designed to create lasting durability in a competitive landscape, enabling us to sustain healthy ASPs while avoiding price erosion

Trust

- Trust and reputation are decisive factors in adoption
- For sight-threatening retinal diseases, physicians prioritize trusted products they can rely on with confidence
- Samsung Bioepis and Harrow bring industry-leading reputations and deliver confidence in both product quality and long-term stability
- Improved user convenience by improving RT storage and including injection needle

TRIESENCE in the Retina Market

Triesence
(triamcinolone acetonide injectable suspension)
40 mg/mL


Sterile
Triesence
(triamcinolone acetonide
injectable suspension)
40 mg/mL
Preservative Free
1 mL
HARROW

Description:[1]

- The only FDA-approved preservative-free synthetic corticosteroid with separate reimbursement in all traditional settings of care

Supply Chain:

- Five-year supply agreement with current CMO
- Next-generation product development underway

Reimbursement and Coverage:

- Product-specific J-Code (J-3300); surgical and non-surgical indication affords unique reimbursement benefits.
- Pass-through status granted by CMS effective April 1, 2025

Intellectual Property:

- Orange Book–listed patents, expiring in 2029

Development:

- Next generation version of TRIESENCE in development and expected in the market prior to patent expiration

Q2 2025 Highlights:

- **870** new accounts YTD
- **32%** volume growth QoQ
- Gaining momentum; during the first two months of Q3, unit demand exceeded all of Q2
- Prepared to launch in the ocular inflammation market, the largest single market for the product

[1] Data on visualization of vitrectomy obtained from Definitive Health 2023; data on posterior uveitis obtained from MedScape.

An Expert's Perspective on IHEEZO



Dr. Raj N. Patel, M.D.

Dr. Raj Patel specializes in diseases and surgery of the retina and vitreous. He has specialized training in treating and managing eye conditions such as age-related macular degeneration, diabetic retinopathy, retinal tears and detachments. Dr. Patel is also interested in the continued research in the causes of these diseases and new treatment options. Retinal treatments are progressing rapidly, and Dr. Patel is committed to providing the highest quality of retinal care and advanced therapy options to his patients.

Dr. Patel received his undergraduate degree at Northwestern University. He went on to obtain his Master of Science degree in pharmacology from Tulane University in New Orleans, LA. He stayed in Louisiana to complete his medical degree at the Tulane University School of Medicine. Following his internship at The Reading Hospital and Medical Center in Pennsylvania, Dr. Patel returned to Tulane University for his ophthalmology residency. After residency, Dr. Patel went on to complete a fellowship program in vitreoretinal surgery at the University of Chicago.

Dr. Patel's career is quite demanding of his time; however, he enjoys spending his free time with his wife and three boys. He enjoys playing tennis, football, basketball, and tinkering with electronics and computers. In the fall you will find him cheering on the Nebraska Cornhuskers in college football.

The U.S Population is Aging



2021
2026
76.4%
23.6%
74.7%
25.3%
0%
10%
20%
30%
40%
50%
60%
70%
80%
0-59
60+

- The percentage of the US population aged 60+ is forecasted to increase by 1.7%–or almost 9 million–between 2021 and 2026[1]
- There are over 7 million intravitreal injections (IVIs) used each year in the US to prevent vision loss from macular degeneration, diabetic retinopathy, and other retinal diseases[2]
- With new therapies like those for Geographic Atrophy requiring frequent injections every 4–8 weeks, the patient population needing intravitreal treatments is rapidly growing

Reference: 1. Downs P. 2021 US Cataract Pharmaceuticals Market Report. Market Scope. 2021. 2. Wang R, McClard CK, Laswell S, Mahmoudzadeh R, Salabati M, Ammar M, Vannavong J, Aziz AA, Ewald A, Calvanese AV, Lehman EB, Fried S, Windham V, Strutt A, Saroj N, Khanani AM, Eichenbaum DA, Regillo C, Wykoff CC. Quantifying burden of intravitreal injections: questionnaire assessment of life impact of treatment by intravitreal injections (QUALITII). BMJ Open Ophthalmol. 2022 Dec;7(1):e001188. doi: 10.1136/bmjophth-2022-001188. Epub 2022 Dec 19. PMID: 36794741; PMCID: PMC9764643.

What ocular anesthetics do you currently use?



- Proparacaine
- Tetracaine
- Lidocaine (with pledgets/cotton swabs)
- Subconjunctival lidocaine
- Other

Ocular surface anesthesia protocols may involve multiple medications[1]

Common ophthalmic anesthetic protocols can include:

- A combination of drops administered up to 30 minutes before a procedure[1]
- Pledgets that require valuable technician time for preparation and administration[1]
- Subconjunctival lidocaine which must be placed by the surgeon and left for a few minutes before a procedure
- High-viscosity gels that need to be wiped away and can inhibit the antibacterial effect of povidone iodine[2]

References: 1. Han J, Rinella NT, Chao DL. Anesthesia for intravitreal injection: a systematic review. *Clin Ophthalmol.* 2020;14:543-550. **2.** Shah HR, Reichel E, Busbee BG. A novel lidocaine hydrochloride ophthalmic gel for topical ocular anesthesia. *Local Reg Anesth.* 2010;3:57-63.

Key benefits of IHEEZO

IHEEZO was studied in a routine ophthalmic procedure with the following findings:

- No patients in the study required supplemental anesthesia[1]
- Rapid onset in <90 seconds[1]
- 21.5-minute average duration[1]

Supplied in a sterile, single-use unit

- 75% less viscous than other topical ocular gel anesthetics[1-4]
- Preservative-free and contains the hydrating ingredient, Hydroxyethyl Cellulose (HEC) [1]
- Non-opioid[4]

References: **1.** Iheezo. Prescribing information. Harrow IP, LLC; 2022. **2.** Chloroprocaine hydrochloride ophthalmic gel 3%. Pharmaceutical development. Sintetica; 2002. **3.** Akten. Material safety data sheet. Akorn Pharmaceuticals; 2010. **4.** Data on file. Harrow IP, LLC; 2023.

Clinical studies 1 and 2 of IHEEZO: study design and efficacy[1]

	Study 1 (N=85)	Study 2 (N=60)
Subjects treated with IHEEZO	n=68	n=40
Subjects treated with placebo	n=17	n=20
Administration	*3 drops instilled at 1-minute 15-second intervals in the right eye*	*Single or multiple instillations of 3 drops in the right eye*
Efficacy of IHEEZO	90%	95%
Efficacy of placebo	12%	20%
Median time to anesthesia	40 seconds	40 seconds
Median duration of anesthesia	14.3 minutes	19.3 minutes

- Two randomized, double-blinded, placebo-controlled clinical studies of IHEEZO were conducted prior to the Phase III trial
- Efficacy was defined as full conjunctiva anesthesia, evaluated by conjunctiva pinching 5 minutes after administration

Reference: 1. Iheezo. Prescribing information. Harrow IP, LLC; 2022.

Barrier Study

Clinical Ophthalmology — Dovepress — open access to scientific and medical research

Open Access Full Text Article — CLINICAL TRIAL REPORT

The Effects of **Low Viscosity Preservative-Free** Chloroprocaine Ophthalmic Gel 3% versus BAK-Containing Tetracaine 0.5% on the Bactericidal Action of Povidone-Iodine

Higher viscosity vehicles:
+ longer ocular surface residence time
+ better penetration of active pharmaceutical ingredient
- may also be a risk factor for endophthalmitis

IHEEZO has a higher viscosity than tetracaine, lower viscosity than lidocaine jelly – the best of both worlds

This study evaluates whether IHEEZO acts as a barrier to the bactericidal actions of povidone-iodine (PVI) which has been seen in other higher viscosity gel anesthetics

N=82 patients, randomized	IHEEZO	Tetracaine
Baseline CFU	41.9	38.9
Post-PVI CFU	8.7	10.8
Mean reduction	**79.3%**	72.1%
Difference	-7.2; 90% CI, (-13.56 to 3.28)	

Data collected in this study demonstrates that:

- **IHEEZO does not act as a barrier to the bactericidal actions of povidone-iodine (PVI) 5%**
- **Reduction in CFU from PVI is similar when compared to**
- **BAK containing tetracaine 0.5% ophthalmic solution with PVI**

How IHEEZO may help increase your protocol efficiencies

3-drop dosing[1]

Administered via a sterile, single-use ampule for added patient safety[2]

<90 seconds to achieve sufficient anesthesia[1]

Additional drops may be re-applied as needed[1]

Low-viscosity gel providing ocular surface coverage right where it's needed[3,4]

References: 1. Iheezo. Prescribing information. Harrow IP, LLC; 2022 2. Data on file. Harrow IP, LLC; 2023 **3.** Chloroprocaine hydrochloride ophthalmic gel 3%. Pharmaceutical development. Sintetica; 2002 **4.** Akten. Material safety data sheet. Akorn Pharmaceuticals; 2010.

IHEEZO Comfort & Coverage Made Simple*

- **Broadly labeled for Ocular Surface Anesthesia[1]**
  - Novel low-viscosity gel for uniform coverage without antiseptic interference[2]
  - Patients reported a lower pain score with IHEEZO[3]
- **Extensive Coverage:**
  - 90% covered lives
  - Only 4% of patients require PA
- **Available from all major distributors**
- **Established J-Code (2403)**
- **Reimbursement in all settings of care**
  - (ASC, HOPD, and office)
- **Harrow Cares Hub Services:**
  - One-stop, personalized support service for your practice
  - Benefits investigation, Drug Replacement Program, Commercial Co-Pay Program, Patient Assistance Program


Iheezo™(chloroprocaine HCl
ophthalmic gel) 3%

*Individual plan coverage, payment, policies, and procedures vary and should be confirmed by the facility. Harrow does not guarantee reimbursement. : 1. Iheezo. Prescribing information. Harrow IP, LLC; 2022. 2. Costine Ilyas H, Costine R. The Effects of Low Viscosity Preservative-Free Chloroprocaine Ophthalmic Gel 3% versus BAK- Containing Tetracaine 0.5% on the Bactericidal Action of Povidone-Iodine. Clin Ophthalmol. 2024;18:825-831 https://doi.org/10.2147/OPTH.S454496. 3. Data on file. Harrow IP, LLC; 2023

Experts Perspective of Biosimilars & TRIESENCE



Dr. Seenu M. Hariprasad, MD

Shui-Chin Lee Professor in Ophthalmology & Visual Science
Chair, Department of Ophthalmology at the University of Chicago
Director, Clinical Research
Director, Fellowship in the Diseases and Surgery of the Retina, Macula and Vitreous

Seenu M. Hariprasad, MD, is the Shui-Chin Lee Professor of Ophthalmology at the University of Chicago. He is the Chair of the Department and Ophthalmologist-in-Chief. Dr. Hariprasad is an internationally recognized vitreoretinal surgeon who originally joined the University of Chicago in 2005. Over the course of his career, he has developed a strong track record as a clinician, surgeon, researcher, educator, and leader in his Institution. He is a leading specialist in various vitreoretinal disorders, including macular degeneration, diabetic eye disease, intraocular infection, and retinal vein occlusions. He has implemented more effective and efficient sutureless microincisional vitrectomy techniques at the medical center, and his clinical research has contributed to the understanding and use of new medications to combat a wide variety of vitreoretinal disorders.

Dr. Hariprasad has served as an investigator in more than 45 national and international retina clinical trials evaluating various medications, sustained drug-delivery devices, and surgical innovations. His work has led to over 300 peer-reviewed publications, meeting abstracts and textbook chapters, including Management of Retinal Vein Occlusion: Current Concepts, one of only a small number of textbooks dedicated to this disease.

In addition to his clinical and research activities, Dr. Hariprasad has been an active contributor to his field, serving as an Executive Editor of the American Journal of Ophthalmology. He has received numerous honors, including the American Academy of Ophthalmology Achievement Award, the American Society of Retina Specialists Senior Honor Achievement and Crystal Apple Awards, the J. Donald Gass, MD, Beacon of Sight Award, the Baylor College of Medicine James Key Award, Becker's 135 Leading Ophthalmologists in America, and the Retina Congress of India Gold Medal. Ophthalmology Retina, an American Academy of Ophthalmology journal, listed his research as one of the "100 Most Cited Articles on Vitrectomy from 1971 to 2018." He is also included in the Retina Hall of Fame and has been named consistently as a top doctor in publications such as US News & World Report and Chicago magazine.

U.S. Prevalence of Retinal Diseases



20
15
10
5
0
Patients (%)
15.9
9.5
8.8
8.3
5
Dry AMD
Wet AMD
DME
DR w/o DME
RVO

AMD is the largest indication within retinal diseases across the US

- Data calculated from 3,086,791 eyes from 58 retina practices across the US.
- DR, diabetic retinopathy; DME, diabetic macular edema; AMD, age-related macular degeneration; RVO, retinal vein occlusion.
- Rosenblatt TR, et al. *Ophthalmic Surg Lasers Imaging Retina*. 2021;52:29–36.

Burden of Retinal Disorders in the U.S.

Age-related macular degeneration (AMD) is one of the leading causes of vision impairment and blindness[1]

Cases of AMD are estimated to be 196 million globally, increasing to 288 million by 2040[2]

Among Medicare patients, cost has been cited as a treatment barrier[3]

Cost can be a barrier to optimal anti-VEGF treatment[3]

1. Almony A, Keyloun KR, Shah-Manek B, et al. Clinical and economic burden of neovascular age-related macular degeneration by disease status: a US claims-based analysis. *Journal of Managed Care & Specialty Pharmacy*. 2021;27(9):1260-1272. doi:10.18553/jmcp.2021.27.9.1260 2. Wong WL, Su X, Li X, et al. Global prevalence of age-related macular degeneration and disease burden projection for 2020 and 2040: a systematic review and meta-analysis. *The Lancet Global Health*. 2014;2(2):e106-e116. doi:10.1016/s2214-109x(13)70145-1 3. Mulligan K, Seabury SA, Dugel PU, Blim JF, Goldman DP, Humayun MS. Economic Value of Anti–Vascular Endothelial Growth Factor Treatment for Patients With Wet Age-Related Macular Degeneration in the United States. *JAMA Ophthalmology*. 2020;138(1):40. doi:10.1001/jamaophthalmol.2019.4557

Need for Cost-effective Biologics

- Biologics account for >40% of all US prescription drug spending, but account for only a small percentage of prescription drug use[1,2]
- Barriers to biologic care include cost and access to care leading to worse prognosis[2-6]

Total 2024 U.S. Medicine Spending $805.9 billion[7]


Biologics
46%
Small
molecules
54%

Total U.S. Prescription Drug Use


Biologics
2%
Other
98%

1. Buske et al. 2017. **2.** Konstantinidou et al. 2020. **3.** Makurvet. 2021. **4.** American Hospital Association–AHA COVID19 Financial Impact Report 2021. **5.** Satiani et al. 2020. **6.** Myshko. 2020. **7.** American Journal of Health-System Pharmacy, Volume 82, Issue 14, 15 July 2025 & IQVIA Biosimilars Report 2023

Biosimilars: An Established Treatment Option[1-3]

Biosimilar availability may help:

- Improve access to care
- Increase the number of medication options
- Lower costs

77 biosimilars
approved by the FDA as of September 2025

Biosimilars have become a well-established treatment option for multiple disease states

1. US Food and Drug Administration. Biosimilar and interchangeable biologics: more treatment choices. https://www.fda.gov/consumers/consumer-updates/biosimilar-and-interchangeable-biologics-more-treatment-choices. Accessed Sept. 12, 2022. 2. US Food and Drug Administration. Biosimilar product information. https://www.fda.gov/drugs/biosimilars/biosimilar-product-information. Accessed Sept. 12, 2022. 3. Boccia R, Jacobs I, Popovian R, de Lima Lopes Jr G. Can biosimilars help achieve the goals of US Health Care Reform? *Cancer Management and Research*. 2017;Volume 9:197-205. doi:10.2147/cmar.s133442

Introducing BYOOVIZ™ (ranibizumab-nuna): The First FDA-Approved Ophthalmologic Biosimilar[1]

FDA-approved for the treatment of nAMD, macular edema following RVO, and mCNV[2]

Similar efficacy and comparable safety to its reference product, Lucentis[3,4]

No clinically meaningful differences from Lucentis based on the totality of evidence[3,4]

- Offers the same 0.5 mg dosing regimen for nAMD, RVO, and mCNV once a month (~28 days)[2]

BYOOVIZ, a biosimilar referencing Lucentis, is FDA-approved for the treatment of neovascular (wet) age-related macular degeneration (nAMD), macular edema following retinal vein occlusion (RVO), and myopic choroidal neovascularization (mCNV)[2]

1. US Food and Drug Administration. FDA approves first biosimilar to treat macular degeneration disease and other eye conditions. News release. September 17, 2021. https://www.fda.gov/news-events/press- announcements/fda-approves-first-biosimilar-treat-macular-degeneration-disease-and-other-eye-conditions. Accessed Sept. 12, 2022. 2. BYOOVIZ Prescribing Information, Cambridge, MA: 3. Woo SJ, Veith M, Hamouz J, et al. Efficacy and safety of a proposed ranibizumab biosimilar product vs a reference ranibizumab product for patients with neovascular age-related macular degeneration: a randomized clinical trial. *JAMA Ophthalmol.* 2021;139(1):68-76. doi:10.1001/jamaophthalmol.2020.5053 4. Bressler NM, Veith M, Hamouz J, et al. Biosimilar SB11 versus reference ranibizumab in neovascular age-related macular degeneration: 1-year phase III randomised clinical trial outcomes. *Br J Ophthalmol.* 2021:bjophthalmol-2021-319637. doi:10.1136/bjophthalmol-2021-319637

Understanding the Byooviz Pivotal Phase III Study[1,2]

1095 Assessed for eligibility

390 Excluded
- 353 Did not meet eligibility criteria
- 25 Consent withdrawal
- 2 Lost to follow-up
- 10 Other reasons

705 Randomized

351 Randomized to receive BYOOVIZ
350 Received intervention as assigned

44 Discontinued
- 16 Consent withdrawal
- 7 Adverse event
- 4 Protocol deviation
- 3 Lost to follow-up
- 9 IP non-compliance
- 2 Death
- 3 Other reasons

307 Completed 52 weeks of study

351 FAS for BCVA assessment at week 8
342 PPS-CST for CST assessment at week 4

354 Randomized to receive Lucentis
354 Received intervention as assigned

27 Discontinued
- 9 Consent withdrawal
- 6 Adverse event
- 3 Protocol deviation
- 3 Lost to follow-up
- 1 IP non-compliance
- 3 Death
- 2 Other reasons

327 Completed 52 weeks of study

353 FAS for BCVA assessment at week 8
338 PPS-CST for CST assessment at week 4

1. Woo SJ, Veith M, Hamouz J, et al. Efficacy and safety of a proposed ranibizumab biosimilar product vs a reference ranibizumab product for patients with neovascular age-related macular degeneration: a randomized clinical trial. *JAMA Ophthalmol*. 2021;139(1):68-76. doi:10.1001/jamaophthalmol.2020.5053 2. Bressler NM, Veith M, Hamouz J, et al. Biosimilar BYOOVIZ versus reference ranibizumab in neovascular age-related macular degeneration: 1-year phase III randomised clinical trial outcomes. *Br J Ophthalmol*. 2021:bjophthalmol-2021-319637. doi:10.1136/bjophthalmol-2021-319637

BCVA = best corrected visual acuity
FAS = Full analysis set
PPS-CST = per protocol central subfield thickness

Byooviz 1-Year Data: Change From Baseline in BCVA at Each Time Point Through Week 52 in the FAS[2]

Similar Visual Efficacy to Lucentis in the Treatment of nAMD[1,2]



Mean change of BCVA (ETDRS letter score)
12
10
8
6
4
2
0
4
8
12
16
20
24
28
32
36
40
44
48
52
Week
BYOOVIZ (n=351)
Lucentis (n=353)
Figure adapted from Bressler NM, et al., 2021

Week	BYOOVIZ, n	Lucentis, n
0	351	353
1	350	352
4	350	350
8	346	348
12	345	345
16	344	342
20	344	339
24	333	338
28	323	333
32	322	331
36	321	331
40	316	327
44	316	328
48	310	327
52	309	327

Primary Endpoint: Difference of LS Mean Change in BCVA Between BYOOVIZ and Lucentis at Week 8[1]



−0.8
−1.8
0.2
Letters
−3
−2
−1
0
1
2
3
Favors Lucentis
Favors BYOOVIZ
Figure adapted from Woo SJ, et al., 2020

Time point	Treatment	n	Least-squares mean (SE)
Week 8	BYOOVIZ (N=351)	351	6.2 (0.5)
	Lucentis (N=353)	353	7.0 (0.5)

Phase III data support the biosimilarity of BYOOVIZ to Lucentis[1,2]

Figure adapted from Bressler NM, et al., 2021

BCVA=best corrected visual acuity, ETDRS=early treatment diabetic retinopathy study, FAS=full analysis set.

1. Woo SJ, Veith M, Hamouz J, et al., Efficacy and safety of a proposed ranibizumab biosimilar product vs a reference ranibizumab product for patients with neovascular age-related macular degeneration: a randomized clinical trial. JAMA Ophthalmol. 2021;139(1):68-76. doi: 10.1001/jamaophthalmol.2020.5053
2. Bressler NM, Veith M, Hamouz J, et al. Biosimilar SB11 versus reference ranibizumab in neovascular age-related macular degeneration: 1-year phase III randomised clinical trial outcomes. Br J Ophthalmol. 2021;bjophthalmol-2021-319637. doi:10.1136/bjophthalmol-2021-319637

Byooviz 1-Year Data: Change From Baseline in CST at Each Time Point Through Week 52 in the FAS[1]

Similar Anatomical Efficacy to Lucentis in the Treatment of nAMD[1,2]



Week
4
8
12
16
20
24
28
32
36
40
44
48
52
0
−20
−40
−60
−80
−100
−120
−140
−160
Mean change of CST (µm)
BYOOVIZ (n=351)
Lucentis (n=353)
Figure adapted from Bressler NM, et al., 2021

Week	BYOOVIZ, n	Lucentis, n
0	351	353
1	350	351
4	350	348
8	345	348
12	344	345
16	343	339
20	343	337
24	328	335
28	321	330
32	320	331
36	318	330
40	316	327
44	315	327
48	307	326
52	308	327

Primary Endpoint: Difference of LS Mean Change in CST Between BYOOVIZ and Lucentis at Week 4[1]



−8.4
−19.4
2.7
µm
−36
−30
−20
−10
0
10
20
30
36
Favors BYOOVIZ
Favors Lucentis
Figure adapted from Woo SJ, et al., 2020

Time point	Treatment	n	Least-squares mean (SE)
Week 4	BYOOVIZ (N=351)	342	−108 (5)
	Lucentis (N=353)	338	−100 (5)

Phase III data support the biosimilarity of BYOOVIZ to Lucentis[1,2]

Figure adapted from Bressler NM, et al., 2021

CST=central subfield thickness, FAS=Full Analysis Set

1. Woo SJ, Veith M, Hamouz J, et al., Efficacy and safety of a proposed ranibizumab biosimilar product vs a reference ranibizumab product for patients with neovascular age-related macular degeneration: a randomized clinical trial. JAMA Ophthalmol. 2021;139(1):68-76. doi: 10.1001/jamaophthalmol.2020.5053

2. Bressler NM, Veith M, Hamouz J, et al. Biosimilar SB11 versus reference ranibizumab in neovascular age-related macular degeneration: 1-year phase III randomised clinical trial outcomes. *Br J Ophthalmol*. 2021;bjophthalmol-2021-319637. doi:10.1136/bjophthalmol-2021-319637 2. Woo SJ, Veith M, Hamouz J, et al. Efficacy and safety of a proposed ranibizumab biosimilar product vs a reference ranibizumab product for patients with neovascular age-related macular degeneration: a randomized clinical trial. *JAMA Ophthalmol*. 2021;139(1):68-76. doi:10.1001/jamaophthalmol.2020.5053

Biosimilars increase treatment choice in the marketplace, resulting in realized and projected savings for the healthcare system

Biosimilars have saved the healthcare system $20 billion in 2024 and $56.2 billion since 2015.[2*]



0
0.1
0.2
0.5
1.9
4.2
7.3
9.4
12.4
20.2
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

- The first biosimilar was approved in 2015[1]
- As of September 2025, at least 77 biosimilars have been approved by the FDA across a wide range of therapeutic areas, including oncology, rheumatology, and endocrinology and most recently, ophthalmology[1]

*Savings are dependent on government policy changes to support adoption.

1. Biosimilar Product Information. U.S. Food and Drug Administration. **2.** Source: Association for Accessible Medicines 2025 Savings Report.

Biosimilar uptake is growing

- Biosimilars have gained significant share in the majority of therapeutic areas where they have been introduced[1]
- Biosimilar market share is on average 40%, up from 20% in 2023[2]

Use of biosimilars has grown significantly since 2015[1]



45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
2015Q1 2015Q2 2015Q3 2015Q4 2016Q1 2016Q2 2016Q3 2016Q4 2017Q1 2017Q2 2017Q3 2017Q4 2018Q1 2018Q2 2018Q3 2018Q4 2019Q1 2019Q2 2019Q3 2019Q4 2020Q1 2020Q2 2020Q3 2020Q4 2021Q1 2021Q2 2021Q3 2021Q4 2022Q1 2022Q2 2022Q3 2022Q4 2023Q1 2023Q2 2023Q3 2023Q4 2024Q1 2024Q2 2024Q3 2024Q4
% Biologics Market Accessible to Biosimilar, Launched (US$)
% Biologics Market Accessible to Biosimilar, Approved (US$)

1. IQVIA. Biosimilars in the United States 2020–2024.
2. Association for Accessible Medicines 2025 Savings Report

Affordable Care Act established biosimilar reimbursement: ASP (of biosimilar) plus 8% (of reference product)

The Affordable Care Act (ACA) helped encourage biosimilar use by ensuring Medicare Part B reimburses physicians for biosimilars at the biosimilar's ASP plus an 8% add-on of the reference biologic's ASP*[1,2]

Medicare Part B Reimbursement for Biosimilars


8% of Reference Biologic's ASP
Biosimilar's ASP
Biosimilar

Biosimilar's ASP + 8% (of reference product's ASP) = Part B Payment for Biosimilars

ASP=Average selling price. *Does not include sequestration.

1. Centers for Medicare and Medicaid Services, HHS. Medicare Program; Revisions to Payment Policies Under the Physician Fee Schedule and Other Revisions to Part B for CY 2018; Medicare Shared Savings Program requirements; and Medicare Diabetes Prevention Program. 2. Mulcahy et al. 2018.

Biosimilars and the potential of a smarter choice

Biologics are specialized therapies that may be costly to the healthcare system[1-4]

Biosimilars are cost-effective alternatives to biologics that may also help increase patient access[4,5]

Biosimilars are rigorously tested to ensure high similarity, with no clinically meaningful difference to reference product[4]

Retina specialists should be committed to expanding patient access to life-changing biologic medicines

Excitement exists for recently approved aflibercept biosimilars

1. Patel et al. 2018. **2.** Buske et al. 2017. **3.** Oo et al. 2016. **4.** Konstantinidou et al. 2020. **5.** India Brand Equity Foundation. Biosimilars in India.

Overview of Commonly Used Intraocular Steroids

Group	Product	Type/ Preservative	Steroid	Duration	% with Sustained IOP Elevation & Timeframe	
Intraocular Suspension	**TRIESENCE®**	**Preservative-free**	**Triamcinolone**	**Short-acting; varies**	**~22%**	**≥10 mmHg increase at any point in 6 months**
Intraocular Suspension	Kenalog® (off-label)	Preserved	Triamcinolone	Short-acting; varies	~36%	≥10 mmHg increase at any point in 6 months (sub-tenon)
Biodegradable Implant	Ozurdex®	Biodegradable	Dexamethasone	2–3 months	~25%	≥10 mmHg increase at any point in 6 months
Non-Biodegradable Implant	Iluvien®	Non-biodegradable	Fluocinolone	Up to 36 months	~33–36%	Reported over 36 months (FAME study)
Non-Biodegradable Implant	Yutiq®	Non-biodegradable	Fluocinolone	Up to 36 months	~18%	Reported over 12 months
Non-Biodegradable Implant	Retisert®	Non-biodegradable	Fluocinolone	~30 months	~70% meds / ~37% surgery	Over 36 months
Suprachoroidal Suspension	Xipere®	Suprachoroidal suspension	Triamcinolone	~3 months	~12–15%	6-month follow-up

*This chart reflects commonly used corticosteroid options in ophthalmology and their general characteristics based on FDA labels, published data, and clinical experience. Individual patient response may vary. Please refer to each product's full Prescribing Information

References: 1. TRIESENCE PI, Harrow IP, 2023; 2. Ozurdex PI, Allergan/AbbVie, 2023; 3. Iluvien PI, Alimera Sciences, 2022; 4. Kenalog PI, BMS, 2020; 5. Xipere PI, Bausch + Lomb, 2023; 6. Retisert PI, Bausch + Lomb, 2022; 7. Boyer DS et al. *Ophthalmology.* 2014;121(10):1904–1914; 8. Elaraoud I et al. *BMC Ophthalmol.* 2016;16:3; 9. Yeh S et al. *Ophthalmology.* 2022;129(1):47–55; 10. Jonas JB. *Ophthalmic Res.* 2006;38(4):218–245.

TRIESENCE® (triamcinolone acetonide injectable suspension) 40 mg/mL

TRIESENCE® Suspension is indicated for:

- Treatment of the following ophthalmic diseases: sympathetic ophthalmia, temporal arteritis, uveitis, and ocular inflammatory conditions unresponsive to topical corticosteroids
- Visualization during vitrectomy

Dosage & Administration:

- Initial recommended dose for all indications except visualization: 4 mg (100 microliters of 40 mg/mL suspension) with subsequent dosage as needed over the course of treatment
- Recommended dose for visualization: 1 to 4 mg (25 to 100 microliters of 40 mg/mL suspension) administered intravitreally

Dosage Form & Strength:

- Single use 1 mL vial containing 40 mg/mL of triamcinolone acetonide suspension

Contraindications

- Known hypersensitivity to corticosteroids or any component of TRIESENCE®
- Systemic fungal infections
- Rare cases of anaphylactoid reactions have occurred with corticosteroid therapy

References: 1. TRIESENCE® Prescribing Information. Harrow IP, LLC; 2023.

What sets TRIESENCE® apart?

TRIESENCE® isn't just "regular" triamcinolone

Preservative-Free

- TRIESENCE contains no benzyl alcohol, a preservative commonly found in most or off-label formulations. This supports safe intraocular injection and minimizes toxicity risk

Particle Size Distribution

- TRIESENCE is a micronized suspension — the crystal size is tightly controlled
- Uniform particle size support consistent pharmacokinetics and reduced risk of needle clogging or uneven drug distribution

Versatile, FDA-Approved Intraocular Use

- TRIESENCE is FDA-approved for both surgical visualization during vitrectomy and ocular inflammation—without relying on off-label or compounded alternatives

Now with Expanded Reimbursement Access

- As of April 1, 2025, TRIESENCE is eligible for separate reimbursement in ASC and HOPD settings through CMS pass-through status
- This broadens access across the clinic, surgery center, and outpatient hospital, supporting consistent utilization across care settings

References: 1. TRIESENCE® Prescribing Information. Harrow IP, LLC; 2023.

Introduction



John P. Saharek

President and Chief Executive Officer of ImprimisRx

John P. Saharek is President and Chief Executive Officer of Harrow's ImprimisRx Division. Mr. Saharek has over 30 years of broad experience developing and commercializing pharmaceutical, biologic, surgical device and diagnostic product portfolios. His results-oriented record of achievement includes designing and executing strategic commercial plans, building strong sustainable brands, launching new products and leading manufacturing, supply chain and quality operations. Over the past 20 years, he has been focused on the ophthalmic segment, where he has established valuable relationships with key opinion leaders and industry contacts. Prior to joining the Company in 2013, he served as Head of U.S. Marketing and Strategy for ThromboGenics, developing the commercial strategy and building a team to launch a new biologic into the U.S. market, and was Vice President, Business Development at SurModics, working with both large and small pharmaceutical companies on multi-platform drug delivery initiatives. Early on in his career, he held positions of increasing responsibility in both marketing and sales at a number of companies, including his tenure with Bausch & Lomb. Mr. Saharek has a Master of Business Administration from the University of Hartford and a bachelor's degree from Central Connecticut State University.

ImprimisRx

imprimis Rx
A HARROW COMPANY

- Leading U.S. ophthalmic-focused compounding business
- More than 15,000 U.S. customers
- 50-state dispensing capabilities
- Broad therapeutic product portfolio
- Strategies underway to improve gross margins and increase revenue
- Through "Project Beagle," Harrow is transitioning patients from compounded products to equivalent or alternative FDA-approved products from Harrow's branded portfolio



Revenues*
(Dollars in thousands)
$48,475
$69,104
$82,013
$79,935
$83,499
$41,519
20
21
22
23
24
H1 25

*Excludes revenue From DEXYCU® in all years; 2023 revenues reflect sale of Company's non-ophthalmic business.

ImprimisRx's revenue is for compounded products, which are not FDA-approved

Closing Remarks

Mark L. Baum, Chairman and CEO

Harrow's 2027 Goal of $250M+ Quarterly Revenue

$250M+ Quarterly Revenue

Key Product Family Revenue Drivers	vevye (cyclosporine ophthalmic solution) 0.1%	Retina Portfolio	Surgical + Rare & Specialty Products	imprimis Rx A HARROW COMPANY
Q4 2027 Targeted Quarterly Revenue	$75M	$140M	$15M+	$20M
Execution Elements	• VAFA driving **NRx growth** • **Best-in-class** attributes & refill rates • **Gross-to-net improves** upon increased coverage and refills • Expanding sales team & supply chain	• **IHEEZO** – leverage higher re-order rate • **TRIESENCE** – unique label and most versatile injectable steroid • **BYOOVIZ & OPUVIZ** – "Gin + Tonic" (anesthetic + therapeutic) strategy executed by best-in-class commercial team	• BYQLOVI launch • **Harrow Access For All (HAFA)** patient access program • Limited competition 2028 melt PHARMACEUTICALS	• Leading U.S. ophthalmic compounding business • Stable cash-generating business

HARROW®

Your patients. Our purpose.

1A Burton Hills Blvd., Suite 200
Nashville, Tennessee 37215
Harrow.com

Mike Biega
Vice President of Investor Relations & Communications
mbiega@harrowinc.com
Direct: 617-913-8890


Your patients. Our purpose.